Imprimis Pharmaceuticals Announces Second Quarter 2018 Results

San Diego, CA – August 6, 2018 — Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) today reported results for the second quarter 2018.

Notable Highlights from the Second Quarter of 2018:

●	Revenues of $10.4 million, up 51% year-over-year
●	Gross ophthalmology-related revenue of $8.3 million, up 74% year-over-year
●	Gross margin of 60% compared to 52% in second quarter 2017
●	Adjusted EBITDA (a non-GAAP measure) of $442,000
●	Operating activities produced positive cash flow of $1.4 million
●	Net income (GAAP basis) of $2.5 million
●	Cash balance increased for the second quarter 2018 compared to the first quarter 2018
●	17 straight quarters of double digit or better year-over-year revenue growth
●	$21 million oversubscribed Series A investment into Surface Pharmaceuticals, a former subsidiary of Imprimis
●	$5.3 million gain (below operating line) for deconsolidation of Surface Pharmaceuticals
●	Launched Melt Pharmaceuticals, a new subsidiary, to develop and seek FDA approval for Imprimis’s patented non-opioid conscious sedation formulations

Mark L. Baum, CEO of Imprimis, stated, “Building on our momentum from Q1, the second quarter of 2018 was the best quarter in our company’s history. Revenues hit record highs, gross margins were the highest in the company’s history, our operating business is cash flowing and we achieved our first profitable quarter on an adjusted EBITDA basis. We’ve now had double digit or better year-over-year revenue growth for over four years, and our most important metrics related to operating efficiencies, prescription renewal rates, customer service quality and customer count continue to trend in the right direction. Now more than ever, our growth is evidence that our value proposition is resonating with physician customers and their patients.”

Baum concluded, “Last year, we began executing a strategy to seek FDA approval for selected drug formulation assets we own. During Q2, after having funded and deconsolidated our first two drug development companies, Eton Pharmaceuticals and Surface Pharmaceuticals, we formed our third drug development company, Melt Pharmaceuticals, which is focused on bringing patented non-opioid, non-intravenous conscious sedation and analgesia pharmaceuticals to market. The launch of Melt comes on the heels of a successful $21 million Series A financing for Surface Pharmaceuticals and Eton Pharmaceuticals announcing positive topline results for a Phase III study of its allergic conjunctivitis ophthalmic drug candidate. In less than a year, Eton now has one new drug application (NDA) and another abbreviated NDA (ANDA) on file with the FDA in addition to advancing numerous other drug development programs. We are well positioned in each of these three exciting companies with significant equity positions and royalty rights to a total of five active drug candidate programs they are developing.”

Conference Call and Webcast

The company’s management team will host a conference call and audio-only webcast today at 4:30 p.m. EDT (1:30 p.m. PDT) to discuss the financial results and recent developments. To participate in the call, please dial (877) 407-8031 for domestic callers or (201) 689-8031 for international callers. To listen to the webcast, please click here or visit the investor relations section of the Imprimis website by clicking here. A dial in replay of the call will be available until September 6, 2018. To access the replay, dial (877) 481-4010 domestically or (919) 882-2331 internationally and reference Replay ID: 34365. The webcast replay will be available until November 6, 2018.

Financial Summary:

Selected highlights regarding operating results for the three months and six months ended June 30, 2018 and for the same periods in 2017 are as follows (in thousands, except per share data):

	For the three months ended June 30, 2018	For the three months ended June 30, 2017
Total Revenues	$10,384	$6,857
Cost of Sales	(4,157)	(3,288)
Gross Profit	6,227	3,569
Selling, General & Administrative Expenses	(6,779)	(6,485)
Research & Development Expenses	(72)	(101)
Operating Loss	(624)	(3,017)
Other Income, net	3,146	4,501
Net Income	$2,522	$1,484
Net Income per Common Share, Basic	$0.12	$0.07

	For the six months ended June 30, 2018	For the six months ended June 30, 2017
Total Revenues	$19,249	$12,954
Cost of Sales	(8,228)	(6,645)
Gross Profit	11,021	6,309
Selling, General & Administrative Expenses	(13,267)	(13,296)
Research & Development Expenses	(159)	(261)
Operating Loss	(2,405)	(7,248)
Other Income, net	1,414	3,726
Net Loss	$(991)	$(3,522)
Net (Loss) per Common Share, Basic	$(0.05)	$(0.18)

Adjusted EBITDA

In addition to the company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed above, management also utilizes adjusted EBITDA, an unaudited financial measure that is not calculated in accordance with GAAP, to evaluate the company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA is considered a “non-GAAP” financial measure within the meaning of Regulation G promulgated by the SEC. Management believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results, provides a more complete understanding of the company’s results of operations and the factors and trends affecting its business. Management believes adjusted EBITDA provides meaningful supplemental information regarding the company’s performance because (i) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the company’s core operating performance and that may obscure trends in the company’s core operating performance; and (iii) it is used by institutional investors and the analyst community to help analyze the company’s results. However, adjusted EBITDA and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the company’s competitors.

The company defines adjusted EBITDA as net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation, other income (expense) and, if any and when specified, other non-recurring income or expense items. The company believes that the most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net loss as a measure of operating performance or to net cash provided by (used in) operating, investing or financing activities as a measure of ability to meet cash needs.

The following is a reconciliation of adjusted EBITDA, a non-GAAP measure to the most comparable GAAP measure, net loss, for the three months ended June 30, 2018 and for the same period in 2017 (in thousands):

	For the three months ended June 30, 2018	For the three months ended June 30, 2017
GAAP Net Income	$2,522	$1,484
Stock-based compensation and payments	608	667
Interest expense, net	671	767
Taxes	-	(28)
Depreciation	401	314
Amortization of intangible assets	57	91
Investment loss from Surface and Eton	1,248	216
Gain on deconsolidation of Surface and Eton	(5,320)	(5,725)
Other Expense, net	255	269
Adjusted E(L)BITDA	$442	$(1,945)

About Imprimis Pharmaceuticals

Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) is a commercial-stage pharmaceutical company based in San Diego, California. In addition to owning the nation’s leading ophthalmology pharmaceutical compounding business, ImprimisRx, the Company holds large equity positions in Eton Pharmaceuticals, Surface Pharmaceuticals and Melt Pharmaceuticals, companies originally founded as subsidiaries of Imprimis. The Company also owns royalty rights in certain 505(b)(2) drug candidates being developed by Eton, Surface and Melt. For more information about Imprimis, please visit the Investor Relations section of the corporate website by clicking here.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; physician interest in prescribing our formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Imprimis’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Imprimis undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

No Imprimis compounded formulation is FDA-approved. Other than drugs compounded at a registered outsourcing facility, all Imprimis compounded formulations require a prescription for an individually identified patient consistent with federal and state laws.

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Source: Imprimis Pharmaceuticals, Inc.

Investor Contact

Jon Patton

jpatton@imprimispharma.com

858.704.4587

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